Deutsche Bank Securities	[DEUTSCHE BANK LOGO]	June 19, 2006

PRELIMINARY TERM SHEET FOR NCHET 2006-2
Confidential

FREE WRITING PROSPECTUS

$717,661,000 Approximately New Century Home Equity Loan Trust 2006-2

[NEW CENTURY LOGO]

New Century Mortgage Securities LLC
Depositor

New Century Mortgage Corporation
Originator, Sponsor & Servicer

[DEUTSCHE BANK LOGO]		Lehman Brothers
Lead Managers

Barclays Capital	Credit Suisse	Northeast Securities
Co-Managers

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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Approximately $717,661,000
New Century Home Equity Loan Trust 2006-2

New Century Mortgage Securities LLC
Depositor

New Century Mortgage Corporation
Originator, Sponsor & Servicer

Transaction Highlights
Offered Classes	Description	Balance (3)	Expected Ratings (S&P/ Moody’s)	Avg Life to Call / Mty(1)(2)	Payment Window To Call / Mty (Months)(1)(2)	Initial Subordination Level	Benchmark
A-1	Floater	450,039,000	AAA/Aaa	Not Offered Hereby			1mo LIBOR
A-2a	Floater	218,466,000	AAA/Aaa	1.00 / 1.00	1 - 21 / 1 - 21	21.60%	1mo LIBOR
A-2b	Floater	235,969,000	AAA/Aaa	3.00 / 3.00	21 - 81 / 21 - 84	21.60%	1mo LIBOR
A-2c	Floater	30,640,000	AAA/Aaa	6.74 / 9.75	81 - 81 / 84 - 193	21.60%	1mo LIBOR
M-1	Floater	52,481,000	AA+/Aa1	4.79 / 5.35	43 - 81 / 43 - 170	17.20%	1mo LIBOR
M-2	Floater	54,866,000	AA/Aa2	4.69 / 5.21	41 - 81 / 41 - 155	12.60%	1mo LIBOR
M-3	Floater	17,295,000	AA-/Aa3	4.64 / 5.14	40 - 81 / 40 - 143	11.15%	1mo LIBOR
M-4	Floater	22,662,000	A+/A1	4.63 / 5.10	39 - 81 / 39 - 138	9.25%	1mo LIBOR
M-5	Floater	20,277,000	A/A2	4.61 / 5.05	39 - 81 / 39 - 130	7.55%	1mo LIBOR
M-6	Floater	10,735,000	A-/A3	4.59 / 5.00	38 - 81 / 38 - 122	6.65%	1mo LIBOR
M-7	Floater	15,506,000	BBB+/Baa1	4.58 / 4.94	38 - 81 / 38 - 118	5.35%	1mo LIBOR
M-8	Floater	8,349,000	BBB/Baa1	4.58 / 4.89	38 - 81 / 38 - 109	4.65%	1mo LIBOR
M-9	Floater	14,313,000	BBB-/Baa2	4.57 / 4.81	37 - 81 / 37 - 104	3.45%	1mo LIBOR
M-10	Floater	16,102,000	NR/Baa3	4.55 / 4.61	37 - 81 / 37 - 93	2.10%	1mo LIBOR

Notes:  (1) Notes are priced to the 10% optional clean-up call.
(2)	Based on the pricing prepayment speed. See details below.
(3)	Bond sizes subject to a variance of plus or minus 5%.

Prepayment Assumption

Adjustable-Rate Mortgage Loans
Adjustable-Rate Mortgage Loans assume 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter.

Fixed-Rate Mortgage Loans	Fixed-Rate Mortgage Loans assume 4% CPR in month 1, building linearly to 20% CPR over 12 months, and remaining at 20% CPR thereafter.

Issuing Entity:	New Century Home Equity Loan Trust 2006-2.

Depositor:	New Century Mortgage Securities LLC, a Delaware limited liability company.

Seller:	New Century Credit Corporation, a California Corporation.

Sponsor and Servicer:	New Century Mortgage Corporation, a California Corporation.

Originators:	New Century Mortgage Corporation, a California Corporation, and Home123.

Owner Trustee:	Wilmington Trust Company.

Indenture Trustee and Custodian:	Deutsche Bank National Trust Company.

Swap Provider:	[TBD]

Legal Structure:	A Delaware Statutory Trust will issue 14 classes of Notes and a single class of ownership certificates (the “Owner Trust Certificates”).

Lead Underwriters:	Deutsche Bank Securities Inc. and Lehman Brothers

Co-Managers:	Barclays Capital Inc., Credit Suisse. and Northeast Securities, Inc.

Offered Notes:
Approximately $485,075,000 senior floating-rate Notes (the Class A-2a, Class A-2b and Class A-2c Notes, together with the Class A-1 Notes, collectively the “Class A Notes”) and approximately $232,586,000 mezzanine floating-rate Notes (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes, collectively the “Class M Notes”). The Class A Notes and the Class M Notes are referred to herein as the “Offered Notes”. Notwithstanding the foregoing definition of Offered Notes, the Class A-1 Notes are not being offered hereby but will be offered pursuant to the Prospectus Supplement. The Offered Notes are backed by adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans (the “Mortgage Loans”).

Non-Offered Certificates:	The Owner Trust Certificates will not be publicly offered and will represent the beneficial ownership interest in the Issuing Entity.

Group I Notes:	The Class A-1 Notes.

Group II Notes:	The Class A-2a, Class A-2b and Class A-2c Notes.

Collateral:
As of June 1, 2006 the Mortgage Loans consist of approximately 5,249 adjustable-rate and fixed-rate, first lien or second lien, closed-end, subprime mortgage loans, totaling approximately $1,192,746,592.

Group I Mortgage Loans:
The Group I Mortgage Loans consist of approximately 3,161 adjustable-rate and fixed-rate mortgage loans totaling approximately $574,028,734 with principal balances at origination that conform to Freddie Mac loan limits.

Group II Mortgage Loans:
The Group II Mortgage Loans consist of approximately 2,088 adjustable-rate and fixed-rate mortgage loans totaling approximately $618,717,858 with principal balances at origination that may or may not conform to Freddie Mac loan limits.

Expected Pricing Date:	The week of June 19, 2006

Closing Date:	On or about June 29, 2006

Cut-off Date:	June 1, 2006

Payment Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in July 2006.

Final Scheduled Payment Date:	The Payment Date occurring in August 2036.

Record Date:	The business day immediately preceding each Payment Date.

Delay Days:	0 (zero) days on all Offered Notes.

Due Period:
The Due Period with respect to any Payment Date commences on the second day of the month immediately preceding the month in which such Payment Date occurs and ends on the first day of the month in which such Payment Date occurs.

Interest Accrual Period:
Interest with respect to the Offered Notes will initially accrue from the Closing Date to, but excluding, the first Payment Date. Thereafter, interest will accrue from the prior Payment Date to, but excluding, the then current Payment Date. With respect to the Offered Notes, interest will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The Offered Notes will settle flat (no accrued interest).

Prepayment Period:	The Prepayment Period with respect to any Payment Date is the calendar month immediately preceding the month in which the Payment Date occurs.

ERISA Considerations:
It is expected that the Offered Notes will be eligible for purchase by ERISA plans that qualify under a class exemption. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such Notes.

Legal Investment:	The Offered Notes will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Taxation:	It is anticipated that for federal income tax purposes the Notes will be characterized as debt instruments.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Optional Redemption:
At its option, the Servicer may purchase all of the Mortgage Loans (and properties acquired on behalf of the Issuing Entity) when the Mortgage Loans remaining in the Trust, as of the last day of the related Due Period, have been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In such case, the Class A Notes and the Class M Notes will be redeemed at par plus accrued interest.

Administrative Fees:
The “Servicing Fee”, calculated at the “Servicing Fee Rate” of 0.500% per annum, the “Indenture Trustee Fee” calculated at the “Indenture Trustee Fee Rate” of 0.0023% per annum and the “Owner Trustee Fee”, calculated at a rate per annum equal to the product of (i) a fraction, the numerator of which is the Owner Trustee Fee for the related payment date and the denominator of which is the aggregate principal balance of the mortgage loans and (ii) 12. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Principal & Interest Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and/or full prepayments on the Mortgage Loans.

Deferred Interest:
Deferred Interest with respect to the Class M Notes and any payment date is equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Interest Accrual Period on any Allocated Realized Loss Amount allocated to such class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Interest Accrual Period related to such payment date on the amount in clause (b) at the Note Rate applicable to such class.

Credit Enhancement:	1. Excess Spread 2. Overcollateralization and 3. Subordination.

Overcollateralization Amount:
The Overcollateralization Amount with respect to any Payment Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate Note Balance of the Offered Notes, after taking into account the payments of principal to be made on such Payment Date.

Overcollateralization Target Amount:
With respect to any Payment Date, (i) prior to the Stepdown Date, an amount equal to approximately 2.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.20% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) approximately $5,963,733 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date. The Overcollateralization Target Amount for the Offered Notes will be fully funded on the Closing Date.

Stepdown Date:
The earlier of (i) the first Payment Date on which the aggregate Note Balance of the Class A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in July 2009 and (y) the first Payment Date on which the Credit Enhancement Percentage for the Class A Notes (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to approximately 43.20%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Notes for any Payment Date is the percentage obtained by dividing (x) the aggregate Note Balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date.

	Target Credit Enhancement Percentage

	Class	Initial	On and After Stepdown Date
	A	21.60%	43.20%
	M-1	17.20%	34.40%
	M-2	12.60%	25.20%
	M-3	11.15%	22.30%
	M-4	9.25%	18.50%
	M-5	7.55%	15.10%
	M-6	6.65%	13.30%
	M-7	5.35%	10.70%
	M-8	4.65%	9.30%
	M-9	3.45%	6.90%
	M-10	2.10%	4.20%

Trigger Event:
A Trigger Event will have occurred with respect to any Payment Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds [37.00]% of the Credit Enhancement Percentage for the Class A Notes, or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

	Payment Date Occurring in	Percentage
	July 2008 - June2009	[1.35]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter
	July 2009 - June 2010	[3.00]% for the first month, plus an additional 1/12th of [1.70]% for each month thereafter
	July 2010 - June 2011	[4.70]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter
	July 2011 - June 2012	[6.10]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
	July 2012 and thereafter	[6.85]%

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings, and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:	With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding calendar months.

Realized Losses:	Any realized losses on the Mortgage Loans will be absorbed first, by the Excess Spread, second, by the Overcollateralization Amount and third, by the Class M Notes in reverse numerical order.

Interest Payment Priority:
On each Payment Date, the Interest Remittance Amount will be paid in the following order of priority (following payment of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)):

(i)  from the Group I Interest Remittance Amount, to the holders of each class of Group I Notes the Senior Interest Payment Amount allocable to such Notes; from the Group II Interest Remittance Amount, to the holders of each class of Group II Notes, on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount allocable to such Notes. Any Interest Remittance Amount remaining after the payment of the above will be available to pay any Senior Interest Payment Amount to the unrelated group;
(ii)  from the combined remaining Interest Remittance Amount, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, and Class M-10 Notes, in that order.

Principal Payment Priority:
On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:
(i)  the Group I Principal Payment Amount to the holders of the Group I Notes, until the Note Balance thereof has been reduced to zero and then to the holders of the Group II Notes, allocated as described below, after taking into account the payment of the Group II Principal Payment Amount described in (ii) below;
(ii)  the Group II Principal Payment Amount to the holders of the Group II Notes allocated as described below, until the Note Balances thereof have been reduced to zero and then to the holders of the Group I Notes after taking into account the payment of the Group I Principal Payment Amount described in (i) above;
(iii)  to the holders of the Class M-1 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i) and (ii) above until the Note Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-2 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), and (iii) above until the Note Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-3 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Note Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-4 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), and (v) above until the Note Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-5 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Note Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-6 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Note Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-7 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Note Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-8 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) (viii) and (ix) above until the Note Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-9 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) (viii), (ix) and (x) above until the Note Balance thereof has been reduced to zero; and
(xii)  to the holders of the Class M-10 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) (viii), (ix), (x) and (xi) above until the Note Balance thereof has been reduced to zero.

Principal Payment Priority (continued):
On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:
(i)  to the holders of the Group I Notes, the Group I Senior Principal Payment Amount; and to the holders of the Group II Notes, allocated as described below, the Group II Senior Principal Payment Amount, until the Note Balances thereof have been reduced to zero.
(ii)  to the holders of the Group I Notes, any remaining Group II Senior Principal Payment Amount and to the holders of the Group II Notes any remaining Group I Senior Principal Payment Amount.
(iii)  to the holders of the Class M-1 Notes, the Class M-1 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-2 Notes, the Class M-2 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-3 Notes, the Class M-3 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-4 Notes, the Class M-4 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-5 Notes, the Class M-5 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-6 Notes, the Class M-6 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-7 Notes, the Class M-7 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-8 Notes, the Class M-8 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-9 Notes, the Class M-9 Principal Payment Amount, until the Note Balance thereof has been reduced to zero; and
(xii)  to the holders of the Class M-10 Notes, the Class M-10 Principal Payment Amount, until the Note Balance thereof has been reduced to zero.

Any payments of principal to the Group II Notes will be paid sequentially to the Class A-2a, Class A-2b and Class A-2c Notes, in that order until their respective Note Balances are reduced to zero; provided that if all subordinate classes and the Overcollateralization Amount have been reduced to zero, principal payments to the Group II Notes will be paid concurrently to the Class A-2a, Class A-2b and Class A-2c Notes, pro rata until their respective Note Balances are reduced to zero.

Monthly Excess Cashflow Payments:
With respect to any Payment Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i)  to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount, payable as part of the Group I Principal Payment Amount or Group II Principal Payment Amount;
(ii)  to the holders of the Class M-1 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(iii)  to the holders of the Class M-2 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(iv)  to the holders of the Class M-3 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(v)  to the holders of the Class M-4 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(vi)  to the holders of the Class M-5 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(vii)  to the holders of the Class M-6 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(viii)  to the holders of the Class M-7 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(ix)  to the holders of the Class M-8 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(x)  to the holders of the Class M-9 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(xi)  to the holders of the Class M-10 Notes, first in an amount equal to the Interest Carry Forward Amount allocable to such Notes, second, in an amount equal to the previously allocated Realized Loss Amounts for such Class;
(xii)  to the holders of the Offered Notes any Basis Risk Carryover Amounts for such classes;
(xiii)  sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, and Class M-10 Notes, in that order, in an amount equal to the Deferred Interest allocable to each such class;
(xiv)  to pay the Swap Termination Payment owed to the Swap Provider (caused by a Swap Provider Trigger Event); and
(xv)  to the holders of the Owner Trust Certificates as provided in the Trust Agreement.

Interest Rate Swap Agreement:
On the Closing Date, the Indenture Trustee (on behalf of the Issuing Entity) will enter into a Swap Agreement with an initial notional amount of $1,192,746,592 (the “Swap Agreement”). Under the Swap Agreement, the Issuing Entity will be obligated to pay an amount equal to [5.59]% per annum on the lesser of (i) the notional amount as set forth in the Swap Agreement and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period to the Swap Provider, and the Issuing Entity will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Upon early termination of the Swap Agreement, the Issuing Entity or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid on the related Payment Date, and on any subsequent Payment Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to payments to Noteholders.

In the event that the Issuing Entity receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Indenture Trustee, on each subsequent Payment Date, will withdraw the amount of any Net Swap Payment due to the Issuing Entity (calculated in accordance with the terms of the original Swap Agreement) and pay such Net Swap Payment in accordance with the terms of the Indenture.

Expense Adjusted Mortgage Rate:	The applicable mortgage rate on each Mortgage Loan as of the first day of the related Due Period minus the Administrative Fees.

Available Funds Cap:
The Available Funds Cap for any Payment Date and:
(i)  the Group I Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group I Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the mortgage loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Issuing Entity, divided by the outstanding principal balance of the mortgage loans and (ii) 12, multiplied by a fraction the numerator of which is the aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the Class A Notes and Class M Notes immediately prior to such payment date;
(ii)  the Group II Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group II Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the mortgage loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Issuing Entity, divided by the outstanding principal balance of the mortgage loans and (ii) 12, multiplied by a fraction the numerator of which is the aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the Class A Notes and Class M Notes immediately prior to such payment date; and
(iii) the Class M Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Available Funds Cap for the Group I Notes and Available Funds Cap for the Group II Notes (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each loan group the current Note Principal Balance of the related Class A Notes).

Note Rate:	The Note Rate on any Payment Date for each class of Offered Notes will equal the least of: (a) One-Month LIBOR plus the related margin, (b) The related Available Funds Cap, and (c) 12.50%.

Interest Carry Forward Amount:
For each class of Offered Notes, and any Payment Date, the sum of (i) the excess of (A) the Interest Payment Amount for such Class with respect to the prior Payment Date (excluding any Basis Risk Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Payment Date, over (B) the amount actually paid to such class with respect to interest on such prior Payment Date and (ii) interest on such excess at the Note Rate for such class.

Interest Payment Amount:
The Interest Payment Amount for the Offered Notes of any class on any Payment Date is equal to interest accrued at the Note Rate for that class during the related Interest Accrual Period on the Note Balance of that class immediately prior to the Payment Date.

Senior Interest Payment Amount:
The Senior Interest Payment Amount for any Payment Date is equal to the Interest Payment Amount for such Payment Date for the Class A Notes and the Interest Carry Forward Amount, if any, for that Payment Date for the Class A Notes.

Basis Risk Carryover Amount:
The Basis Risk Carryover Amount for any Payment Date and any class of Offered Notes is the excess of (i) the amount of interest such class would have accrued for such Payment Date had the applicable Note Rate not been subject to the Available Funds Cap, over (ii) the amount of interest such class of Notes accrued for such Payment Date based on the Available Funds Cap, together with the unpaid portion of any such amounts from the prior Payment Date (and accrued interest thereon at the then applicable Note Rate, without giving effect to the Available Funds Cap). The ratings on each Class of Notes do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Basis Risk Shortfall:
Because each Mortgage Loan has a mortgage rate that is either fixed or adjustable, and most of the adjustable-rate Mortgage Loans will adjust based on six-month LIBOR after an initial period of two, three, or five years following the date of origination, and the Note Rates on the Offered Notes are based on one-month LIBOR, the application of the Available Funds Cap could result in shortfalls of interest otherwise payable on those Notes in certain periods. This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps. If basis risk interest shortfalls occur, they will be carried forward and will be paid from Net Monthly Excess Cashflow on a subordinated basis on the same Payment Date or in any subsequent period.

To mitigate the effect of such basis risk shortfalls, the Offered Notes will benefit from an interest rate swap pledged to the Indenture Trustee. The notional schedule for the interest rate swap is available below.

Step-up Coupon:
If the Optional Redemption is not exercised on the first Payment Date following the Stepdown Date on which it could have been exercised, the margins on each class of Class A Notes will increase to 2.0 times their related initial margin and the margins on each class of Class M Notes will increase to 1.5 times their related initial margins.

Available Payment Amount:
The Available Payment Amount for any Payment Date is equal to an amount, net of amounts reimbursable therefrom and payable to the servicer, the Indenture Trustee, the Owner Trustee or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event), equal to the sum of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the servicing fee, the Indenture Trustee Fee and the Owner Trustee Fee; (ii) unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the related Prepayment Period; (iii) all payments of Compensating Interest made by the servicer with respect to the mortgage loans; (iv) all P&I advances with respect to the mortgage loans received for the payment date and (v) any Net Swap Payment or Swap Termination Payment (to the extent not applied to a replacement swap or required to be retained and applied as provided herein) received by the Indenture Trustee under the Interest Rate Swap Agreement.

Group I Principal Payment Amount:
The Group I Principal Payment Amount for any Payment Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Payment Date MINUS a percentage of the amount of any Overcollateralization Reduction Amount for such Payment Date each allocated between Group I and Group II Principal Payment Amounts based on the amount of principal received from each Mortgage Loan Group.

Group II Principal Payment Amount:
The Group II Principal Payment Amount for any Payment Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Payment Date MINUS a percentage of the amount of any Overcollateralization Reduction Amount for such Payment Date each allocated between Group I and Group II Principal Payment Amounts based on the amount of principal received from each Mortgage Loan Group.

Group I Senior Principal Payment Amount:
The Group I Senior Principal Payment Amount is an amount equal to the excess of (x) the Note Balance of the Class A-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 56.80% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $2,870,144.

Group II Senior Principal Payment Amount:
The Group II Senior Principal Payment Amount is an amount equal to the excess of (x) the aggregate Note Balance of the Group II Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 56.80% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,093,589.

Class M-1 Principal Payment Amount:
The Class M-1 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 65.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-2 Principal Payment Amount:
The Class M-2 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A and Class M-1 Notes (after taking into account the payment of the Senior Principal Payment Amount and Class M-1 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 74.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-3 Principal Payment Amount:
The Class M-3 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, and Class M-2 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount and Class M-2 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 77.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-4 Principal Payment Amount:
The Class M-4 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2 and Class M-3 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount and Class M-3 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-4 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 81.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-5 Principal Payment Amount:
The Class M-5 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount and Class M-4 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-5 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 84.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-6 Principal Payment Amount:
The Class M-6 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount and Class M-5 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-6 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 86.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-7 Principal Payment Amount:
The Class M-7 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount and Class M-6 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-7 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 89.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-8 Principal Payment Amount:
The Class M-8 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount and Class M-7 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-8 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-9 Principal Payment Amount:
The Class M-9 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount, Class M-7 Principal Payment Amount and Class M-8 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-9 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 93.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Class M-10 Principal Payment Amount:
The Class M-10 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount, Class M-7 Principal Payment Amount, Class M-8 Principal Payment Amount and Class M-9 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-10 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 95.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,963,733.

Interest Rate Swap Schedule

Period	Accrual Start	Accrual End	Notional Amount*	Period	Accrual Start	Accrual End	Notional Amount*

1	6/29/2006	7/25/2006	1,192,746,592.21	42	11/25/2009	12/25/2009	266,288,412.74
2	7/25/2006	8/25/2006	1,185,456,397.59	43	12/25/2009	1/25/2010	256,202,374.00
3	8/25/2006	9/25/2006	1,175,178,460.13	44	1/25/2010	2/25/2010	246,529,726.04
4	9/25/2006	10/25/2006	1,161,930,792.44	45	2/25/2010	3/25/2010	237,252,544.56
5	10/25/2006	11/25/2006	1,145,785,800.08	46	3/25/2010	4/25/2010	228,353,729.71
6	11/25/2006	12/25/2006	1,126,763,153.16	47	4/25/2010	5/25/2010	219,816,918.83
7	12/25/2006	1/25/2007	1,104,900,639.31	48	5/25/2010	6/25/2010	211,626,488.32
8	1/25/2007	2/25/2007	1,080,265,783.57	49	6/25/2010	7/25/2010	203,767,489.65
9	2/25/2007	3/25/2007	1,052,949,418.39	50	7/25/2010	8/25/2010	196,225,669.42
10	3/25/2007	4/25/2007	1,023,063,506.23	51	8/25/2010	9/25/2010	188,987,394.34
11	4/25/2007	5/25/2007	990,736,693.98	52	9/25/2010	10/25/2010	182,039,674.67
12	5/25/2007	6/25/2007	956,239,002.01	53	10/25/2010	11/25/2010	175,370,083.09
13	6/25/2007	7/25/2007	922,398,909.89	54	11/25/2010	12/25/2010	168,966,674.60
14	7/25/2007	8/25/2007	889,538,756.83	55	12/25/2010	1/25/2011	162,818,130.12
15	8/25/2007	9/25/2007	857,420,397.95	56	1/25/2011	2/25/2011	156,913,602.90
16	9/25/2007	10/25/2007	826,488,382.22	57	2/25/2011	3/25/2011	151,242,793.90
17	10/25/2007	11/25/2007	796,737,568.40	58	3/25/2011	4/25/2011	145,795,802.47
18	11/25/2007	12/25/2007	768,087,905.04	59	4/25/2011	5/25/2011	140,563,166.47
19	12/25/2007	1/25/2008	740,646,821.96	60	5/25/2011	6/25/2011	135,535,842.36
20	1/25/2008	2/25/2008	714,456,008.13	61	6/25/2011	7/25/2011	130,697,109.07
21	2/25/2008	3/25/2008	689,246,392.17	62	7/25/2011	8/25/2011	126,047,283.74
22	3/25/2008	4/25/2008	664,626,146.27	63	8/25/2011	9/25/2011	121,578,619.05
23	4/25/2008	5/25/2008	625,400,586.92
24	5/25/2008	6/25/2008	585,958,920.20
25	6/25/2008	7/25/2008	549,415,897.86
26	7/25/2008	8/25/2008	515,514,629.27
27	8/25/2008	9/25/2008	484,221,275.58
28	9/25/2008	10/25/2008	463,314,603.96
29	10/25/2008	11/25/2008	444,975,206.24
30	11/25/2008	12/25/2008	427,412,827.19
31	12/25/2008	1/25/2009	410,604,600.46
32	1/25/2009	2/25/2009	394,509,051.77
33	2/25/2009	3/25/2009	379,090,285.41
34	3/25/2009	4/25/2009	364,318,905.22
35	4/25/2009	5/25/2009	350,166,652.76
36	5/25/2009	6/25/2009	336,605,854.27
37	6/25/2009	7/25/2009	323,611,301.25
38	7/25/2009	8/25/2009	311,157,273.32
39	8/25/2009	9/25/2009	299,219,882.63
40	9/25/2009	10/25/2009	287,776,813.13	Swap Strike Rate		5.59%
41	10/25/2009	11/25/2009	276,806,634.72

*The Swap Notional Amount will equal the lesser of the indicated schedule above and the total collateral balance for the related distribution date.

The Accrual Period for the Interest Rate Swap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period and payments will be determined using the Act/360 day-count convention.

The Mortgage Loans (All Collateral)

Distribution by Product Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Product Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed - 10 Year	6	$436,469.88	0.04%	$72,744.98	7.973%	55.42%	645
Fixed - 15 Year	61	6,317,815.43	0.53	103,570.74	7.810	69.33	632
Fixed - 20 Year	59	6,800,435.92	0.57	115,261.63	7.440	63.06	647
Fixed - 25 Year	4	363,062.35	0.03	90,765.59	7.693	65.24	612
Fixed - 30 Year	1,470	200,874,026.59	16.84	136,649.00	8.353	78.02	637
Fixed - 30 Year IO	2	328,506.08	0.03	164,253.04	7.167	45.09	636
Balloon - 30/40	236	55,290,621.70	4.64	234,282.30	7.493	76.70	640
ARM - 1 Month IO	7	2,644,277.58	0.22	377,753.94	5.997	85.36	733
ARM - 2 Year/6 Month	1,300	233,577,133.33	19.58	179,674.72	8.830	81.77	608
ARM - 2 Year/6 Month IO	510	206,745,210.64	17.33	405,382.77	7.318	81.87	657
ARM - 2 Year/6 Month 30/40 Balloon	1,376	430,603,626.68	36.10	312,938.68	8.446	81.35	597
ARM - 3 Year/6 Month	152	33,647,886.54	2.82	221,367.67	6.690	82.16	648
ARM - 3 Year/6 Month IO	9	2,276,149.93	0.19	252,905.55	6.848	89.78	635
ARM - 3 Year/6 Month 30/40 Balloon	52	11,760,214.21	0.99	226,157.97	8.224	81.70	629
ARM - 5 Year/6 Month	4	856,791.70	0.07	214,197.93	7.140	84.73	640
ARM - 5 Year/6 Month IO	1	224,363.65	0.02	224,363.65	6.800	65.22	616
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

The Mortgage Loans (All Collateral)

Distribution by Cut-Off Date Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Cut-off Date	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	218	$9,146,606.83	0.77%	$41,956.91	10.480%	85.11%	619
50,000.01 - 100,000.00	1,200	90,512,335.02	7.59	75,426.95	9.338	80.52	606
100,000.01 - 150,000.00	998	122,899,155.36	10.30	123,145.45	8.740	79.24	607
150,000.01 - 200,000.00	651	113,928,033.74	9.55	175,004.66	8.475	78.41	602
200,000.01 - 250,000.00	548	122,960,815.53	10.31	224,381.05	8.165	78.07	604
250,000.01 - 300,000.00	397	108,883,578.69	9.13	274,265.94	8.123	80.36	608
300,000.01 - 350,000.00	274	89,005,274.57	7.46	324,836.77	8.001	80.11	619
350,000.01 - 400,000.00	207	77,331,331.87	6.48	373,581.31	7.881	81.54	619
400,000.01 - 450,000.00	151	64,460,986.43	5.40	426,893.95	7.595	81.53	634
450,000.01 - 500,000.00	111	52,816,963.31	4.43	475,828.50	7.668	82.06	631
500,000.01 - 550,000.00	90	47,090,146.65	3.95	523,223.85	7.755	82.50	625
550,000.01 - 600,000.00	50	28,668,999.95	2.40	573,380.00	7.668	83.50	640
600,000.01 - 650,000.00	36	22,693,224.18	1.90	630,367.34	7.730	84.11	640
650,000.01 - 700,000.00	123	83,424,060.29	6.99	678,244.39	7.874	82.05	652
700,000.01 - 750,000.00	96	69,906,256.71	5.86	728,190.17	7.804	83.31	645
750,000.01 - 800,000.00	30	23,556,756.11	1.98	785,225.20	8.428	82.18	645
800,000.01 or greater	69	65,462,066.97	5.49	948,725.61	8.052	79.98	647
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Original Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	216	$9,047,895.12	0.76%	$41,888.40	10.516%	85.16%	619
50,000.01 - 100,000.00	1,201	90,511,116.74	7.59	75,363.13	9.339	80.52	606
100,000.01 - 150,000.00	998	122,849,630.75	10.30	123,095.82	8.740	79.24	607
150,000.01 - 200,000.00	650	113,678,863.83	9.53	174,890.56	8.480	78.42	602
200,000.01 - 250,000.00	548	122,860,938.91	10.30	224,198.79	8.168	78.06	604
250,000.01 - 300,000.00	396	108,485,689.16	9.10	273,953.76	8.122	80.27	608
300,000.01 - 350,000.00	277	89,901,665.23	7.54	324,554.75	7.994	80.22	619
350,000.01 - 400,000.00	207	77,331,331.87	6.48	373,581.31	7.881	81.54	619
400,000.01 - 450,000.00	150	64,012,414.84	5.37	426,749.43	7.604	81.55	634
450,000.01 - 500,000.00	112	53,265,534.90	4.47	475,585.13	7.657	82.02	632
500,000.01 - 550,000.00	90	47,090,146.65	3.95	523,223.85	7.755	82.50	625
550,000.01 - 600,000.00	50	28,668,999.95	2.40	573,380.00	7.668	83.50	640
600,000.01 - 650,000.00	36	22,693,224.18	1.90	630,367.34	7.730	84.11	640
650,000.01 - 700,000.00	123	83,424,060.29	6.99	678,244.39	7.874	82.05	652
700,000.01 - 750,000.00	96	69,906,256.71	5.86	728,190.17	7.804	83.31	645
750,000.01 - 800,000.00	29	22,756,851.85	1.91	784,719.03	8.426	81.91	646
800,000.01 or greater	70	66,261,971.23	5.56	946,599.59	8.058	80.10	646
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

The Mortgage Loans (All Collateral)

Distribution by Credit Grade

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Credit Grade	Loans	Balance	Balance	Balance	Rate	LTV	Score
AA	3,449	$807,421,313.92	67.69%	$234,103.02	8.011%	81.71%	632
AAA	323	71,029,838.82	5.96	219,906.62	7.784	80.74	696
A-	398	85,882,132.54	7.20	215,784.25	8.820	77.97	568
A+	595	144,778,187.22	12.14	243,324.68	8.391	80.91	593
B	221	42,647,073.48	3.58	192,973.18	9.019	75.98	558
C	227	34,460,664.86	2.89	151,809.10	9.415	68.51	548
C-	36	6,527,381.37	0.55	181,316.15	10.908	64.05	549
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Remaining Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Stated	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Remaining Terms (months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
101 - 120	6	$436,469.88	0.04%	$72,744.98	7.973%	55.42%	645
161 - 180	61	6,317,815.43	0.53	103,570.74	7.810	69.33	632
221 - 240	59	6,800,435.92	0.57	115,261.63	7.440	63.06	647
281 - 300	11	3,007,339.93	0.25	273,394.54	6.201	82.93	718
341 - 360	5,112	1,176,184,531.05	98.61	230,083.05	8.206	80.77	620
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Original Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Stated Original Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
120	6	$436,469.88	0.04%	$72,744.98	7.973%	55.42%	645
180	61	6,317,815.43	0.53	103,570.74	7.810	69.33	632
240	59	6,800,435.92	0.57	115,261.63	7.440	63.06	647
300	11	3,007,339.93	0.25	273,394.54	6.201	82.93	718
360	5,112	1,176,184,531.05	98.61	230,083.05	8.206	80.77	620
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

The Mortgage Loans (All Collateral)

Distribution by Original LTV (1)

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original LTV Ratios	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Less than or equal to 30.00	51	$4,117,924.11	0.35%	$80,743.61	7.871%	24.14%	616
30.01 - 40.00	66	9,767,419.15	0.82	147,991.20	7.608	35.81	604
40.01 - 50.00	147	25,962,077.36	2.18	176,612.77	7.693	45.68	608
50.01 - 60.00	239	43,460,311.95	3.64	181,842.31	7.703	55.99	613
60.01 - 70.00	449	102,854,414.09	8.62	229,074.42	8.053	66.54	599
70.01 - 80.00	1,771	459,542,142.00	38.53	259,481.73	7.932	78.81	631
80.01 - 90.00	1,719	410,970,147.44	34.46	239,075.13	8.372	87.46	610
90.01 - 100.00	807	136,072,156.11	11.41	168,614.82	8.957	96.06	645
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien mortgage loans

Distribution by Gross Margin

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Range of Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,838	$270,410,937.95	22.67%	$147,122.38	8.139%	77.08%	637
2.501 - 3.000	6	2,369,985.14	0.20	394,997.52	5.957	84.82	738
3.001 - 3.500	1	274,292.44	0.02	274,292.44	6.340	90.00	684
3.501 - 4.000	4	689,109.14	0.06	172,277.29	6.394	80.00	728
4.001 - 4.500	2	342,757.54	0.03	171,378.77	7.833	70.93	572
4.501 - 5.000	18	5,236,455.28	0.44	290,914.18	6.870	82.38	640
5.001 - 5.500	10	2,787,489.07	0.23	278,748.91	8.015	84.09	584
5.501 - 6.000	728	208,493,251.61	17.48	286,391.83	7.853	82.24	628
6.001 - 6.500	2,255	620,670,184.04	52.04	275,241.77	8.212	82.28	617
6.501 - 7.000	219	52,176,904.34	4.37	238,250.70	9.121	78.28	579
7.001 - 7.500	145	27,061,280.86	2.27	186,629.52	9.581	69.41	553
7.501 - 8.000	23	2,233,944.80	0.19	97,128.03	9.919	66.57	550
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

The Mortgage Loans (All Collateral)

Distribution by Minimum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Minimum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,838	$270,410,937.95	22.67%	$147,122.38	8.139%	77.08%	637
5.000 - 5.499	5	1,314,316.60	0.11	262,863.32	5.340	82.17	681
5.500 - 5.999	54	18,457,291.48	1.55	341,801.69	5.765	80.15	673
6.000 - 6.499	111	39,148,357.20	3.28	352,687.90	6.263	81.81	655
6.500 - 6.999	289	104,904,531.24	8.80	362,991.46	6.795	81.32	649
7.000 - 7.499	296	96,806,147.62	8.12	327,047.80	7.247	80.86	645
7.500 - 7.999	484	160,049,292.83	13.42	330,680.36	7.765	80.49	628
8.000 - 8.499	412	112,432,535.88	9.43	272,894.50	8.236	81.22	613
8.500 - 8.999	604	164,255,980.21	13.77	271,946.99	8.753	82.39	603
9.000 - 9.499	388	88,838,590.41	7.45	228,965.44	9.247	82.90	583
9.500 - 9.999	402	80,031,744.84	6.71	199,083.94	9.707	83.77	581
10.000 - 10.499	179	28,447,238.23	2.39	158,923.12	10.224	82.23	574
10.500 - 10.999	115	18,040,363.23	1.51	156,872.72	10.704	81.13	574
11.000 - 11.499	40	4,501,494.82	0.38	112,537.37	11.196	79.47	565
11.500 - 11.999	21	3,492,441.20	0.29	166,306.72	11.720	72.96	547
12.000 - 12.499	8	1,352,946.64	0.11	169,118.33	12.266	74.50	561
12.500 - 12.999	3	262,381.83	0.02	87,460.61	12.826	72.06	543
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Maximum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Maximum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,838	$270,410,937.95	22.67%	$147,122.38	8.139%	77.08%	637
11.000 - 11.499	2	321,314.23	0.03	160,657.12	5.463	82.41	777
12.000 - 12.499	10	3,523,795.06	0.30	352,379.51	5.815	83.83	704
12.500 - 12.999	52	17,173,827.15	1.44	330,265.91	5.780	79.80	664
13.000 - 13.499	108	38,298,380.73	3.21	354,614.64	6.274	81.70	654
13.500 - 13.999	290	104,954,124.57	8.80	361,910.77	6.798	81.30	649
14.000 - 14.499	297	96,957,017.44	8.13	326,454.60	7.250	80.78	645
14.500 - 14.999	487	160,915,073.57	13.49	330,421.10	7.773	80.50	627
15.000 - 15.499	411	112,146,666.06	9.40	272,862.93	8.237	81.27	613
15.500 - 15.999	600	163,588,137.95	13.72	272,646.90	8.757	82.34	603
16.000 - 16.499	387	88,713,590.41	7.44	229,234.08	9.247	82.92	583
16.500 - 16.999	400	79,373,406.36	6.65	198,433.52	9.706	83.89	581
17.000 - 17.499	179	28,447,238.23	2.39	158,923.12	10.224	82.23	574
17.500 - 17.999	116	18,313,818.01	1.54	157,877.74	10.632	81.26	576
18.000 - 18.499	40	4,501,494.82	0.38	112,537.37	11.196	79.47	565
18.500 - 18.999	21	3,492,441.20	0.29	166,306.72	11.720	72.96	547
19.000 - 19.499	8	1,352,946.64	0.11	169,118.33	12.266	74.50	561
19.500 - 19.999	3	262,381.83	0.02	87,460.61	12.826	72.06	543
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

The Mortgage Loans (All Collateral)

Distribution by Initial Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Initial Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,838	$270,410,937.95	22.67%	$147,122.38	8.139%	77.08%	637
1.000	18	3,474,541.35	0.29	193,030.08	7.803	79.36	613
1.500	2,667	766,696,426.68	64.28	287,475.23	8.168	81.90	617
2.000	719	149,520,408.65	12.54	207,956.06	8.477	80.31	607
3.000	7	2,644,277.58	0.22	377,753.94	5.997	85.36	733
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Subsequent Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Subsequent Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,838	$270,410,937.95	22.67%	$147,122.38	8.139%	77.08%	637
1.000	18	3,474,541.35	0.29	193,030.08	7.803	79.36	613
1.500	3,386	916,216,835.33	76.82	270,589.73	8.219	81.64	616
3.000	7	2,644,277.58	0.22	377,753.94	5.997	85.36	733
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Next Rate Adjustment Date

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Next Rate Adjustment Date	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,838	$270,410,937.95	22.67%	$147,122.38	8.139%	77.08%	637
July 2006	7	2,644,277.58	0.22	377,753.94	5.997	85.36	733
April 2007	1	112,461.99	0.01	112,461.99	8.050	90.00	672
June 2007	9	2,832,434.03	0.24	314,714.89	7.398	84.40	634
July 2007	8	1,421,693.60	0.12	177,711.70	7.850	86.33	623
September 2007	2	1,011,463.49	0.08	505,731.75	6.858	75.80	648
October 2007	2	424,991.59	0.04	212,495.80	7.372	64.21	547
November 2007	14	3,208,611.52	0.27	229,186.54	7.839	79.65	593
December 2007	12	3,363,187.95	0.28	280,265.66	7.822	83.63	594
January 2008	52	16,647,602.94	1.40	320,146.21	8.333	83.33	601
February 2008	31	12,050,949.12	1.01	388,740.29	8.453	79.67	634
March 2008	57	20,497,800.89	1.72	359,610.54	8.520	82.69	623
April 2008	380	128,858,654.47	10.80	339,101.72	8.122	83.86	614
May 2008	470	189,897,429.45	15.92	404,037.08	7.995	82.82	629
June 2008	1,969	456,328,412.11	38.26	231,756.43	8.434	80.49	607
July 2008	185	36,316,026.30	3.04	196,302.84	8.321	79.97	625
August 2008	64	15,250,428.44	1.28	238,287.94	6.546	84.61	647
September 2008	38	8,460,672.61	0.71	222,649.28	6.262	82.45	671
October 2008	5	946,389.40	0.08	189,277.88	6.191	81.99	654
November 2008	28	5,046,623.44	0.42	180,236.55	7.335	76.79	622
December 2008	13	2,586,970.88	0.22	198,997.76	7.134	83.28	601
January 2009	4	1,276,822.62	0.11	319,205.66	7.037	82.75	636
February 2009	1	89,785.45	0.01	89,785.45	8.650	89.11	591
March 2009	2	127,653.81	0.01	63,826.91	9.756	87.71	610
April 2009	28	6,815,741.23	0.57	243,419.33	8.150	82.16	638
June 2009	13	2,825,029.00	0.24	217,309.92	8.263	82.47	621
July 2009	11	2,212,385.00	0.19	201,125.91	9.038	80.27	609
November 2010	3	447,433.15	0.04	149,144.38	8.229	89.05	629
December 2010	2	633,722.20	0.05	316,861.10	6.251	74.77	639
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

The Mortgage Loans (All Collateral)

Distribution by State

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Geographic Distribution	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
of Mortgaged Properties	Loans	Balance	Balance	Balance	Rate	LTV	Score
California	902	$359,521,751.53	30.14%	$398,582.87	7.825%	81.08%	641
Florida	543	104,424,778.05	8.75	192,310.83	8.446	78.67	609
New York	268	85,735,064.59	7.19	319,906.96	7.810	79.25	638
Massachusetts	201	56,174,140.14	4.71	279,473.33	8.104	80.60	607
New Jersey	224	54,893,839.17	4.60	245,061.78	8.305	79.77	604
Texas	475	54,154,862.63	4.54	114,010.24	8.637	80.06	611
Illinois	236	44,176,678.38	3.70	187,189.32	8.354	81.18	609
Arizona	184	37,411,514.67	3.14	203,323.45	8.260	78.44	610
Maryland	144	36,190,981.52	3.03	251,326.26	8.260	79.26	598
Washington	129	30,756,833.43	2.58	238,425.07	8.197	81.82	611
Other	1,943	329,306,148.10	27.61	169,483.35	8.506	81.49	612
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Occupancy Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Occupancy	Loans	Balance	Balance	Balance	Rate	LTV	Score
Primary	4,628	$1,066,124,809.47	89.38%	$230,364.05	8.117%	80.49%	618
Investment	488	98,663,570.08	8.27	202,179.45	8.979	81.79	639
Second Home	133	27,958,212.66	2.34	210,212.13	8.376	80.93	663
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Property Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Property Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Single Family Residence	3,913	$846,341,977.38	70.96%	$216,289.80	8.200%	80.56%	617
Detached PUD	541	134,703,728.64	11.29	248,990.26	8.244	80.61	616
2 Family	252	73,777,138.27	6.19	292,766.42	7.999	78.87	643
Condo	303	65,357,046.73	5.48	215,699.82	8.191	81.50	641
3 Family	80	30,901,556.86	2.59	386,269.46	8.436	81.87	640
4 Family	52	20,680,550.18	1.73	397,702.89	8.183	83.44	661
Attached PUD	105	20,468,659.24	1.72	194,939.61	8.045	81.10	625
Modular	3	515,934.91	0.04	171,978.30	7.070	72.09	558
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Loan Purpose

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Loan Purpose	Loans	Balance	Balance	Balance	Rate	LTV	Score
Refinance - Cashout	2,704	$653,616,625.77	54.80%	$241,722.12	8.154%	78.23%	603
Purchase	1,969	415,587,178.96	34.84	211,065.10	8.362	83.99	649
Refinance - Rate Term	576	123,542,787.48	10.36	214,484.01	7.846	81.80	621
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

The Mortgage Loans (All Collateral)

Distribution by Documentation Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Documentation Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Full	3,952	$836,556,290.44	70.14%	$211,679.22	8.010%	80.55%	611
Stated Documentation	1,207	329,806,575.30	27.65	273,244.88	8.677	80.69	647
Limited	90	26,383,726.47	2.21	293,152.52	8.006	81.43	623
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Credit Score

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Range of Credit Scores	Loans	Balance	Balance	Balance	Rate	LTV	Score
500 - 519	396	$68,369,239.21	5.73%	$172,649.59	9.291%	74.60%	510
520 - 539	409	78,659,608.99	6.59	192,321.78	8.997	77.36	529
540 - 559	419	83,131,639.60	6.97	198,404.87	8.921	79.03	550
560 - 579	400	80,546,419.65	6.75	201,366.05	8.808	80.05	569
580 - 599	551	108,289,090.06	9.08	196,531.92	8.490	80.18	589
600 - 619	684	155,743,290.91	13.06	227,694.87	8.009	81.04	609
620 - 639	629	142,023,177.27	11.91	225,792.01	8.053	82.66	629
640 - 659	605	156,845,958.43	13.15	259,249.52	7.794	81.93	649
660 - 679	446	120,477,233.51	10.10	270,128.33	7.754	81.95	669
680 - 699	265	77,124,057.84	6.47	291,034.18	7.584	82.15	689
700 - 719	180	51,512,836.59	4.32	286,182.43	7.544	80.92	708
720 - 739	99	25,286,856.51	2.12	255,422.79	7.602	81.32	728
740 - 759	81	24,090,545.68	2.02	297,414.14	7.779	81.71	749
760 - 779	52	12,151,245.63	1.02	233,677.80	7.815	81.34	768
780 - 799	26	7,300,077.35	0.61	280,772.21	7.726	78.83	786
800 or greater	7	1,195,314.98	0.10	170,759.28	7.003	65.53	807
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Prepayment Penalty Term

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Prepayment Penalty Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0	1,848	$402,212,889.97	33.72%	$217,647.67	8.654%	81.58%	616
12	249	82,975,622.17	6.96	333,235.43	8.008	78.18	638
24	2,134	534,339,932.06	44.80	250,393.60	8.058	81.94	616
36	1,018	173,218,148.01	14.52	170,155.35	7.637	75.39	640
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

Distribution by Lien Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Lien Position	Loans	Balance	Balance	Balance	Rate	LTV	Score
1st Lien	4,784	$1,160,077,200.51	97.26%	$242,491.05	8.107%	80.07%	620
2nd Lien	465	32,669,391.70	2.74	70,256.76	11.307	99.77	649
Total:	5,249	$1,192,746,592.21	100.00%	$227,233.11	8.194%	80.61%	621

The Group I Mortgage Loans

Distribution by Product Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Product Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed - 10 Year	3	$255,219.09	0.04%	$85,073.03	7.044%	55.41%	684
Fixed - 15 Year	34	3,917,822.88	0.68	115,230.08	7.628	68.79	627
Fixed - 20 Year	40	4,803,681.46	0.84	120,092.04	7.403	62.77	658
Fixed - 25 Year	1	74,905.82	0.01	74,905.82	6.825	26.09	732
Fixed - 30 Year	813	114,221,157.79	19.90	140,493.43	7.993	73.64	630
Fixed - 30 Year IO	1	135,950.87	0.02	135,950.87	7.900	38.86	592
Balloon - 30/40	164	34,003,828.43	5.92	207,340.42	7.543	74.52	630
ARM - 1 Month IO	3	1,035,244.15	0.18	345,081.38	5.986	82.64	726
ARM - 2 Year/6 Month	887	139,945,593.15	24.38	157,774.06	8.971	81.01	600
ARM - 2 Year/6 Month IO	191	50,633,660.95	8.82	265,097.70	7.236	82.01	653
ARM - 2 Year/6 Month 30/40 Balloon	872	194,452,108.17	33.87	222,995.54	8.681	80.21	571
ARM - 3 Year/6 Month	105	20,774,920.14	3.62	197,856.38	6.778	82.34	639
ARM - 3 Year/6 Month IO	8	1,844,149.93	0.32	230,518.74	7.106	89.72	627
ARM - 3 Year/6 Month 30/40 Balloon	34	6,849,336.23	1.19	201,451.07	8.161	81.01	610
ARM - 5 Year/6 Month	4	856,791.70	0.15	214,197.93	7.140	84.73	640
ARM - 5 Year/6 Month IO	1	224,363.65	0.04	224,363.65	6.800	65.22	616
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

The Group I Mortgage Loans

Distribution by Cut-Off Date Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Cut-off Date	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	112	$4,624,604.16	0.81%	$41,291.11	10.539%	82.45%	618
50,000.01 - 100,000.00	688	52,637,936.29	9.17	76,508.63	9.106	78.09	600
100,000.01 - 150,000.00	680	84,225,973.44	14.67	123,861.73	8.506	77.45	604
150,000.01 - 200,000.00	497	86,731,207.00	15.11	174,509.47	8.440	77.70	598
200,000.01 - 250,000.00	437	97,977,824.93	17.07	224,205.55	8.230	77.35	601
250,000.01 - 300,000.00	301	82,555,027.50	14.38	274,269.19	8.154	79.74	600
300,000.01 - 350,000.00	207	67,202,930.72	11.71	324,651.84	8.112	79.28	608
350,000.01 - 400,000.00	154	57,539,803.09	10.02	373,635.09	7.979	81.40	607
400,000.01 - 450,000.00	45	18,784,755.36	3.27	417,439.01	7.606	79.94	631
450,000.01 - 500,000.00	14	6,644,996.18	1.16	474,642.58	7.619	79.87	670
500,000.01 - 550,000.00	14	7,323,175.16	1.28	523,083.94	7.812	81.85	642
550,000.01 - 600,000.00	4	2,293,923.59	0.40	573,480.90	8.278	86.72	635
600,000.01 - 650,000.00	3	1,902,014.21	0.33	634,004.74	7.845	82.49	609
650,000.01 - 700,000.00	2	1,365,259.96	0.24	682,629.98	7.008	85.08	637
700,000.01 - 750,000.00	3	2,219,302.82	0.39	739,767.61	7.763	89.41	707
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Original Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	112	$4,624,604.16	0.81%	$41,291.11	10.539%	82.45%	618
50,000.01 - 100,000.00	687	52,538,006.30	9.15	76,474.54	9.110	78.08	600
100,000.01 - 150,000.00	680	84,176,448.83	14.66	123,788.90	8.506	77.45	604
150,000.01 - 200,000.00	496	86,482,037.09	15.07	174,358.95	8.447	77.70	598
200,000.01 - 250,000.00	439	98,376,449.44	17.14	224,092.14	8.224	77.35	601
250,000.01 - 300,000.00	299	81,956,702.17	14.28	274,102.68	8.159	79.65	600
300,000.01 - 350,000.00	209	67,801,256.05	11.81	324,407.92	8.105	79.38	608
350,000.01 - 400,000.00	154	57,539,803.09	10.02	373,635.09	7.979	81.40	607
400,000.01 - 450,000.00	44	18,336,183.77	3.19	416,731.45	7.637	79.99	630
450,000.01 - 500,000.00	15	7,093,567.77	1.24	472,904.52	7.539	79.74	671
500,000.01 - 550,000.00	14	7,323,175.16	1.28	523,083.94	7.812	81.85	642
550,000.01 - 600,000.00	4	2,293,923.59	0.40	573,480.90	8.278	86.72	635
600,000.01 - 650,000.00	3	1,902,014.21	0.33	634,004.74	7.845	82.49	609
650,000.01 - 700,000.00	2	1,365,259.96	0.24	682,629.98	7.008	85.08	637
700,000.01 - 750,000.00	3	2,219,302.82	0.39	739,767.61	7.763	89.41	707
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

The Group I Mortgage Loans

Distribution by Credit Grade

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Credit Grade	Loans	Balance	Balance	Balance	Rate	LTV	Score
AA	1,982	$356,372,316.15	62.08%	$179,804.40	8.049%	80.29%	622
AAA	122	21,637,966.89	3.77	177,360.38	7.423	76.53	695
A-	285	51,399,246.29	8.95	180,348.23	8.930	77.43	559
A+	407	79,699,130.37	13.88	195,820.96	8.462	79.07	582
B	171	33,331,395.51	5.81	194,920.44	9.113	75.81	554
C	164	25,981,582.55	4.53	158,424.28	9.419	68.92	546
C-	30	5,607,096.65	0.98	186,903.22	10.836	64.18	553
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Remaining Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Stated	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Remaining Terms (months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
101 - 120	3	$255,219.09	0.04%	$85,073.03	7.044%	55.41%	684
161 - 180	34	3,917,822.88	0.68	115,230.08	7.628	68.79	627
221 - 240	40	4,803,681.46	0.84	120,092.04	7.403	62.77	658
281 - 300	4	1,110,149.97	0.19	277,537.49	6.042	78.83	726
341 - 360	3,080	563,941,861.01	98.24	183,098.01	8.330	79.01	604
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Original Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Stated Original Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
120	3	$255,219.09	0.04%	$85,073.03	7.044%	55.41%	684
180	34	3,917,822.88	0.68	115,230.08	7.628	68.79	627
240	40	4,803,681.46	0.84	120,092.04	7.403	62.77	658
300	4	1,110,149.97	0.19	277,537.49	6.042	78.83	726
360	3,080	563,941,861.01	98.24	183,098.01	8.330	79.01	604
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

The Group I Mortgage Loans

Distribution by Original LTV (1)

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original LTV Ratios	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Less than or equal to 30.00	43	$3,539,711.94	0.62%	$82,318.88	7.859%	23.84%	619
30.01 - 40.00	47	6,385,207.15	1.11	135,855.47	7.576	35.67	602
40.01 - 50.00	116	19,990,733.97	3.48	172,333.91	7.656	45.69	607
50.01 - 60.00	180	32,920,269.00	5.73	182,890.38	7.645	55.71	609
60.01 - 70.00	307	59,495,170.78	10.36	193,795.34	8.240	66.48	586
70.01 - 80.00	940	175,983,848.89	30.66	187,216.86	8.167	78.27	609
80.01 - 90.00	1,203	228,266,475.31	39.77	189,747.69	8.564	87.23	600
90.01 - 100.00	325	47,447,317.37	8.27	145,991.75	8.613	95.42	637
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien mortgage loans

Distribution by Gross Margin

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Range of Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,056	$157,412,566.34	27.42%	$149,064.93	7.866%	73.30%	631
2.501 - 3.000	3	1,035,244.15	0.18	345,081.38	5.986	82.64	726
3.501 - 4.000	3	446,790.26	0.08	148,930.09	6.405	80.00	720
4.001 - 4.500	2	342,757.54	0.06	171,378.77	7.833	70.93	572
4.501 - 5.000	10	2,683,923.64	0.47	268,392.36	7.019	81.96	610
5.001 - 5.500	8	2,058,355.91	0.36	257,294.49	8.514	85.54	561
5.501 - 6.000	435	90,961,500.48	15.85	209,106.90	7.980	81.83	607
6.001 - 6.500	1,350	263,449,708.70	45.89	195,147.93	8.493	81.84	599
6.501 - 7.000	162	32,796,216.22	5.71	202,445.78	9.186	77.91	565
7.001 - 7.500	116	21,552,907.20	3.75	185,800.92	9.622	69.99	552
7.501 - 8.000	16	1,288,763.97	0.22	80,547.75	10.394	62.39	546
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

The Group I Mortgage Loans

Distribution by Minimum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Minimum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,056	$157,412,566.34	27.42%	$149,064.93	7.866%	73.30%	631
5.000 - 5.499	4	953,935.01	0.17	238,483.75	5.374	82.99	707
5.500 - 5.999	28	7,093,997.37	1.24	253,357.05	5.810	78.96	671
6.000 - 6.499	52	13,824,268.16	2.41	265,851.31	6.247	81.73	646
6.500 - 6.999	137	34,137,331.70	5.95	249,177.60	6.795	79.70	641
7.000 - 7.499	148	33,279,344.36	5.80	224,860.43	7.246	81.31	637
7.500 - 7.999	260	58,917,028.51	10.26	226,603.96	7.779	79.30	607
8.000 - 8.499	256	52,827,682.77	9.20	206,358.14	8.251	80.18	599
8.500 - 8.999	393	76,609,419.58	13.35	194,934.91	8.740	81.05	580
9.000 - 9.499	272	49,197,473.19	8.57	180,873.06	9.241	81.51	561
9.500 - 9.999	295	49,961,652.21	8.70	169,361.53	9.710	83.61	571
10.000 - 10.499	116	18,738,566.62	3.26	161,539.37	10.224	80.56	569
10.500 - 10.999	87	13,172,781.56	2.29	151,411.28	10.693	81.99	578
11.000 - 11.499	31	3,590,544.82	0.63	115,824.03	11.208	78.52	560
11.500 - 11.999	16	2,842,343.74	0.50	177,646.48	11.705	73.39	551
12.000 - 12.499	7	1,207,416.64	0.21	172,488.09	12.298	75.04	565
12.500 - 12.999	3	262,381.83	0.05	87,460.61	12.826	72.06	543
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Maximum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Maximum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,056	$157,412,566.34	27.42%	$149,064.93	7.866%	73.30%	631
11.000 - 11.499	2	321,314.23	0.06	160,657.12	5.463	82.41	777
12.000 - 12.499	5	1,554,380.04	0.27	310,876.01	5.751	81.34	691
12.500 - 12.999	27	6,431,017.30	1.12	238,185.83	5.829	78.84	659
13.000 - 13.499	50	13,494,334.12	2.35	269,886.68	6.250	81.73	646
13.500 - 13.999	137	34,083,031.77	5.94	248,781.25	6.799	79.64	641
14.000 - 14.499	150	33,690,214.18	5.87	224,601.43	7.258	81.09	637
14.500 - 14.999	263	59,432,789.56	10.35	225,980.19	7.790	79.31	607
15.000 - 15.499	255	52,541,812.95	9.15	206,046.33	8.254	80.30	598
15.500 - 15.999	391	76,603,997.01	13.34	195,918.15	8.749	80.95	580
16.000 - 16.499	271	49,072,473.19	8.55	181,079.24	9.241	81.53	561
16.500 - 16.999	293	49,303,313.73	8.59	168,270.70	9.708	83.80	571
17.000 - 17.499	116	18,738,566.62	3.26	161,539.37	10.224	80.56	569
17.500 - 17.999	88	13,446,236.34	2.34	152,798.14	10.594	82.15	581
18.000 - 18.499	31	3,590,544.82	0.63	115,824.03	11.208	78.52	560
18.500 - 18.999	16	2,842,343.74	0.50	177,646.48	11.705	73.39	551
19.000 - 19.499	7	1,207,416.64	0.21	172,488.09	12.298	75.04	565
19.500 - 19.999	3	262,381.83	0.05	87,460.61	12.826	72.06	543
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

The Group I Mortgage Loans

Distribution by Initial Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Initial Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,056	$157,412,566.34	27.42%	$149,064.93	7.866%	73.30%	631
1.000	12	2,031,214.92	0.35	169,267.91	7.697	77.85	624
1.500	1,620	329,155,758.55	57.34	203,182.57	8.453	81.16	596
2.000	470	84,393,950.45	14.70	179,561.60	8.640	79.77	593
3.000	3	1,035,244.15	0.18	345,081.38	5.986	82.64	726
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Subsequent Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Subsequent Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,056	$157,412,566.34	27.42%	$149,064.93	7.866%	73.30%	631
1.000	12	2,031,214.92	0.35	169,267.91	7.697	77.85	624
1.500	2,090	413,549,709.00	72.04	197,870.67	8.491	80.88	595
3.000	3	1,035,244.15	0.18	345,081.38	5.986	82.64	726
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Next Rate Adjustment Date

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Next Rate Adjustment Date	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,056	$157,412,566.34	27.42%	$149,064.93	7.866%	73.30%	631
July 2006	3	1,035,244.15	0.18	345,081.38	5.986	82.64	726
April 2007	1	112,461.99	0.02	112,461.99	8.050	90.00	672
June 2007	8	2,612,344.52	0.46	326,543.07	7.360	85.28	644
July 2007	6	1,231,440.38	0.21	205,240.06	7.702	86.02	613
September 2007	1	53,713.49	0.01	53,713.49	8.775	90.00	607
October 2007	2	424,991.59	0.07	212,495.80	7.372	64.21	547
November 2007	12	2,527,211.10	0.44	210,600.93	7.756	76.70	582
December 2007	8	1,627,464.98	0.28	203,433.12	8.149	82.26	587
January 2008	32	7,313,496.64	1.27	228,546.77	8.461	81.76	589
February 2008	12	1,811,502.84	0.32	150,958.57	9.173	75.59	585
March 2008	24	6,342,500.43	1.10	264,270.85	9.017	82.77	596
April 2008	227	53,775,260.97	9.37	236,895.42	8.554	83.71	593
May 2008	217	51,439,677.40	8.96	237,049.20	8.361	82.79	600
June 2008	1,282	238,584,340.94	41.56	186,103.23	8.668	79.73	590
July 2008	122	18,269,626.40	3.18	149,751.04	8.627	78.66	599
August 2008	37	8,260,692.87	1.44	223,261.97	6.475	85.18	642
September 2008	25	4,711,349.69	0.82	188,453.99	6.294	83.29	664
October 2008	4	803,466.53	0.14	200,866.63	6.150	82.35	666
November 2008	24	4,661,598.61	0.81	194,233.28	7.353	77.67	624
December 2008	12	2,396,837.72	0.42	199,736.48	7.228	83.14	604
January 2009	3	836,269.41	0.15	278,756.47	7.847	94.37	623
February 2009	1	89,785.45	0.02	89,785.45	8.650	89.11	591
March 2009	2	127,653.81	0.02	63,826.91	9.756	87.71	610
April 2009	16	3,336,486.81	0.58	208,530.43	8.078	82.27	613
June 2009	10	1,649,229.00	0.29	164,922.90	8.315	80.14	607
July 2009	9	1,500,365.00	0.26	166,707.22	8.738	74.71	578
November 2010	3	447,433.15	0.08	149,144.38	8.229	89.05	629
December 2010	2	633,722.20	0.11	316,861.10	6.251	74.77	639
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

The Group I Mortgage Loans

Distribution by State

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Geographic Distribution	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
of Mortgaged Properties	Loans	Balance	Balance	Balance	Rate	LTV	Score
California	313	$87,639,038.29	15.27%	$279,996.93	7.679%	74.22%	624
Florida	326	56,936,198.84	9.92	174,650.92	8.413	76.03	595
New Jersey	172	39,115,790.44	6.81	227,417.39	8.364	78.41	596
New York	156	38,782,092.09	6.76	248,603.15	7.708	74.52	617
Massachusetts	145	34,599,217.78	6.03	238,615.30	8.199	78.85	593
Illinois	190	32,785,696.76	5.71	172,556.30	8.444	80.65	600
Texas	199	22,366,461.75	3.90	112,394.28	8.672	81.13	611
Arizona	122	21,612,857.48	3.77	177,154.57	8.264	78.23	601
Maryland	97	20,308,290.45	3.54	209,363.82	8.462	78.53	591
Washington	79	16,367,751.78	2.85	207,186.73	8.326	83.11	602
Other	1,362	203,515,338.75	35.45	149,423.89	8.611	81.59	604
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Occupancy Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Occupancy	Loans	Balance	Balance	Balance	Rate	LTV	Score
Primary	2,690	$484,025,421.64	84.32%	$179,935.10	8.211%	78.25%	598
Investment	389	73,735,471.80	12.85	189,551.34	9.022	81.89	641
Second Home	82	16,267,840.97	2.83	198,388.30	8.135	80.85	661
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Property Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Property Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Single Family Residence	2,401	$410,066,528.80	71.44%	$170,789.89	8.342%	78.95%	601
Detached PUD	263	52,305,703.89	9.11	198,881.00	8.416	78.45	593
2 Family	150	37,900,027.52	6.60	252,666.85	8.048	75.79	619
Condo	188	33,142,079.86	5.77	176,287.66	8.214	79.79	627
3 Family	55	16,697,596.63	2.91	303,592.67	8.344	78.22	624
4 Family	38	13,575,467.74	2.36	357,249.15	8.073	81.66	648
Attached PUD	64	10,045,484.57	1.75	156,960.70	8.216	79.57	620
Modular	2	295,845.40	0.05	147,922.70	6.490	70.68	591
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Loan Purpose

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Loan Purpose	Loans	Balance	Balance	Balance	Rate	LTV	Score
Refinance - Cashout	1,932	$386,394,989.60	67.31%	$199,997.41	8.278%	76.55%	594
Purchase	794	110,614,535.27	19.27	139,313.02	8.631	84.27	638
Refinance - Rate Term	435	77,019,209.54	13.42	177,055.65	8.028	82.15	615
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

The Group I Mortgage Loans

Distribution by Documentation Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Documentation Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Full	2,531	$449,011,803.20	78.22%	$177,404.90	8.167%	78.78%	598
Stated Documentation	592	117,466,893.00	20.46	198,423.81	8.875	78.84	633
Limited	38	7,550,038.21	1.32	198,685.22	8.229	78.90	593
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Credit Score

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Range of Credit Scores	Loans	Balance	Balance	Balance	Rate	LTV	Score
500 - 519	302	$53,352,171.69	9.29%	$176,662.82	9.329%	74.46%	510
520 - 539	304	56,046,945.01	9.76	184,364.95	9.029	76.71	530
540 - 559	313	55,032,534.24	9.59	175,822.79	9.040	78.28	549
560 - 579	266	46,289,880.41	8.06	174,022.11	8.870	79.07	569
580 - 599	336	58,766,664.03	10.24	174,900.79	8.442	79.36	589
600 - 619	398	70,085,318.35	12.21	176,093.76	8.003	79.55	610
620 - 639	350	61,731,200.70	10.75	176,374.86	7.828	80.55	629
640 - 659	320	61,625,645.30	10.74	192,580.14	7.691	80.79	650
660 - 679	214	38,895,625.57	6.78	181,755.26	7.702	78.65	668
680 - 699	134	27,840,637.93	4.85	207,765.95	7.611	81.15	688
700 - 719	90	18,182,014.65	3.17	202,022.39	7.599	78.79	708
720 - 739	53	10,580,333.77	1.84	199,628.94	7.479	81.12	728
740 - 759	31	5,837,073.21	1.02	188,292.68	7.427	77.04	750
760 - 779	32	6,727,915.04	1.17	210,247.35	7.595	79.11	768
780 - 799	13	2,365,586.14	0.41	181,968.16	7.469	72.29	787
800 or greater	5	669,188.37	0.12	133,837.67	7.357	54.15	810
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Prepayment Penalty Term

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Prepayment Penalty Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0	1,153	$208,339,307.13	36.29%	$180,693.24	8.668%	80.55%	598
12	156	39,858,931.26	6.94	255,505.97	7.941	74.79	617
24	1,195	222,897,355.58	38.83	186,524.98	8.353	80.48	596
36	657	102,933,140.44	17.93	156,671.45	7.649	73.14	634
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

Distribution by Lien Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Lien Position	Loans	Balance	Balance	Balance	Rate	LTV	Score
1st Lien	3,034	$567,995,274.10	98.95%	$187,210.04	8.281%	78.58%	605
2nd Lien	127	6,033,460.31	1.05	47,507.56	11.286	99.05	633
Total:	3,161	$574,028,734.41	100.00%	$181,597.20	8.313%	78.79%	605

The Group II Mortgage Loans

Distribution by Product Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Product Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed - 10 Year	3	$181,250.79	0.03%	$60,416.93	9.283%	55.43%	590
Fixed - 15 Year	27	2,399,992.55	0.39	88,888.61	8.107	70.22	641
Fixed - 20 Year	19	1,996,754.46	0.32	105,092.34	7.528	63.77	620
Fixed - 25 Year	3	288,156.53	0.05	96,052.18	7.918	75.41	581
Fixed - 30 Year	657	86,652,868.80	14.01	131,891.73	8.828	83.80	645
Fixed - 30 Year IO	1	192,555.21	0.03	192,555.21	6.650	49.49	667
Balloon - 30/40	72	21,286,793.27	3.44	295,649.91	7.414	80.18	656
ARM - 1 Month IO	4	1,609,033.43	0.26	402,258.36	6.004	87.10	737
ARM - 2 Year/6 Month	413	93,631,540.18	15.13	226,710.75	8.619	82.92	619
ARM - 2 Year/6 Month IO	319	156,111,549.69	25.23	489,377.90	7.344	81.83	658
ARM - 2 Year/6 Month 30/40 Balloon	504	236,151,518.51	38.17	468,554.60	8.252	82.28	619
ARM - 3 Year/6 Month	47	12,872,966.40	2.08	273,892.90	6.547	81.87	663
ARM - 3 Year/6 Month IO	1	432,000.00	0.07	432,000.00	5.750	90.00	671
ARM - 3 Year/6 Month 30/40 Balloon	18	4,910,877.98	0.79	272,826.55	8.312	82.65	655
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

The Group II Mortgage Loans

Distribution by Cut-Off Date Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Cut-off Date	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	106	$4,522,002.67	0.73%	$42,660.40	10.419%	87.83%	620
50,000.01 - 100,000.00	512	37,874,398.73	6.12	73,973.44	9.661	83.89	614
100,000.01 - 150,000.00	318	38,673,181.92	6.25	121,613.78	9.249	83.14	616
150,000.01 - 200,000.00	154	27,196,826.74	4.40	176,602.77	8.584	80.70	614
200,000.01 - 250,000.00	111	24,982,990.60	4.04	225,071.99	7.909	80.88	618
250,000.01 - 300,000.00	96	26,328,551.19	4.26	274,255.74	8.028	82.32	632
300,000.01 - 350,000.00	67	21,802,343.85	3.52	325,408.12	7.661	82.70	652
350,000.01 - 400,000.00	53	19,791,528.78	3.20	373,425.07	7.595	81.97	652
400,000.01 - 450,000.00	106	45,676,231.07	7.38	430,907.84	7.590	82.18	636
450,000.01 - 500,000.00	97	46,171,967.13	7.46	475,999.66	7.675	82.37	626
500,000.01 - 550,000.00	76	39,766,971.49	6.43	523,249.62	7.744	82.62	622
550,000.01 - 600,000.00	46	26,375,076.36	4.26	573,371.23	7.615	83.22	641
600,000.01 - 650,000.00	33	20,791,209.97	3.36	630,036.67	7.719	84.26	642
650,000.01 - 700,000.00	121	82,058,800.33	13.26	678,171.90	7.889	82.00	652
700,000.01 - 750,000.00	93	67,686,953.89	10.94	727,816.71	7.805	83.11	643
750,000.01 - 800,000.00	30	23,556,756.11	3.81	785,225.20	8.428	82.18	645
800,000.01 or greater	69	65,462,066.97	10.58	948,725.61	8.052	79.98	647
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Original Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	104	$4,423,290.96	0.71%	$42,531.64	10.491%	88.00%	620
50,000.01 - 100,000.00	514	37,973,110.44	6.14	73,877.65	9.655	83.88	614
100,000.01 - 150,000.00	318	38,673,181.92	6.25	121,613.78	9.249	83.14	616
150,000.01 - 200,000.00	154	27,196,826.74	4.40	176,602.77	8.584	80.70	614
200,000.01 - 250,000.00	109	24,484,489.47	3.96	224,628.34	7.942	80.90	617
250,000.01 - 300,000.00	97	26,528,986.99	4.29	273,494.71	8.006	82.19	633
300,000.01 - 350,000.00	68	22,100,409.18	3.57	325,006.02	7.652	82.80	652
350,000.01 - 400,000.00	53	19,791,528.78	3.20	373,425.07	7.595	81.97	652
400,000.01 - 450,000.00	106	45,676,231.07	7.38	430,907.84	7.590	82.18	636
450,000.01 - 500,000.00	97	46,171,967.13	7.46	475,999.66	7.675	82.37	626
500,000.01 - 550,000.00	76	39,766,971.49	6.43	523,249.62	7.744	82.62	622
550,000.01 - 600,000.00	46	26,375,076.36	4.26	573,371.23	7.615	83.22	641
600,000.01 - 650,000.00	33	20,791,209.97	3.36	630,036.67	7.719	84.26	642
650,000.01 - 700,000.00	121	82,058,800.33	13.26	678,171.90	7.889	82.00	652
700,000.01 - 750,000.00	93	67,686,953.89	10.94	727,816.71	7.805	83.11	643
750,000.01 - 800,000.00	29	22,756,851.85	3.68	784,719.03	8.426	81.91	646
800,000.01 or greater	70	66,261,971.23	10.71	946,599.59	8.058	80.10	646
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

The Group II Mortgage Loans

Distribution by Credit Grade

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Credit Grade	Loans	Balance	Balance	Balance	Rate	LTV	Score
AA	1,467	$451,048,997.77	72.90%	$307,463.53	7.981%	82.84%	640
AAA	201	49,391,871.93	7.98	245,730.71	7.943	82.58	697
A-	113	34,482,886.25	5.57	305,158.29	8.655	78.77	582
A+	188	65,079,056.85	10.52	346,165.20	8.304	83.17	607
B	50	9,315,677.97	1.51	186,313.56	8.683	76.60	572
C	63	8,479,082.31	1.37	134,588.61	9.404	67.26	556
C-	6	920,284.72	0.15	153,380.79	11.348	63.29	526
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Remaining Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Stated	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Remaining Terms (months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
101 - 120	3	$181,250.79	0.03%	$60,416.93	9.283%	55.43%	590
161 - 180	27	2,399,992.55	0.39	88,888.61	8.107	70.22	641
221 - 240	19	1,996,754.46	0.32	105,092.34	7.528	63.77	620
281 - 300	7	1,897,189.96	0.31	271,027.14	6.295	85.33	714
341 - 360	2,032	612,242,670.04	98.95	301,300.53	8.092	82.39	635
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Original Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Stated Original Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
120	3	$181,250.79	0.03%	$60,416.93	9.283%	55.43%	590
180	27	2,399,992.55	0.39	88,888.61	8.107	70.22	641
240	19	1,996,754.46	0.32	105,092.34	7.528	63.77	620
300	7	1,897,189.96	0.31	271,027.14	6.295	85.33	714
360	2,032	612,242,670.04	98.95	301,300.53	8.092	82.39	635
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

The Group II Mortgage Loans

Distribution by Original LTV (1)

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original LTV Ratios	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Less than or equal to 30.00	8	$578,212.17	0.09%	$72,276.52	7.943%	25.96%	596
30.01 - 40.00	19	3,382,212.00	0.55	178,011.16	7.667	36.07	609
40.01 - 50.00	31	5,971,343.39	0.97	192,623.98	7.818	45.64	614
50.01 - 60.00	59	10,540,042.95	1.70	178,644.80	7.883	56.87	624
60.01 - 70.00	142	43,359,243.31	7.01	305,346.78	7.798	66.62	617
70.01 - 80.00	831	283,558,293.11	45.83	341,225.38	7.786	79.14	644
80.01 - 90.00	516	182,703,672.13	29.53	354,076.88	8.132	87.75	622
90.01 - 100.00	482	88,624,838.74	14.32	183,868.96	9.142	96.40	650
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien mortgage loans

Distribution by Gross Margin

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Range of Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	782	$112,998,371.61	18.26%	$144,499.20	8.518%	82.35%	647
2.501 - 3.000	3	1,334,740.99	0.22	444,913.66	5.935	86.51	748
3.001 - 3.500	1	274,292.44	0.04	274,292.44	6.340	90.00	684
3.501 - 4.000	1	242,318.88	0.04	242,318.88	6.375	80.00	741
4.501 - 5.000	8	2,552,531.64	0.41	319,066.46	6.713	82.81	671
5.001 - 5.500	2	729,133.16	0.12	364,566.58	6.606	80.00	647
5.501 - 6.000	293	117,531,751.13	19.00	401,132.26	7.755	82.56	645
6.001 - 6.500	905	357,220,475.34	57.74	394,718.76	8.005	82.60	631
6.501 - 7.000	57	19,380,688.12	3.13	340,012.07	9.010	78.90	602
7.001 - 7.500	29	5,508,373.66	0.89	189,943.92	9.417	67.16	557
7.501 - 8.000	7	945,180.83	0.15	135,025.83	9.271	72.26	557
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

The Group II Mortgage Loans

Distribution by Minimum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Minimum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	782	$112,998,371.61	18.26%	$144,499.20	8.518%	82.35%	647
5.000 - 5.499	1	360,381.59	0.06	360,381.59	5.250	80.00	611
5.500 - 5.999	26	11,363,294.11	1.84	437,049.77	5.737	80.90	674
6.000 - 6.499	59	25,324,089.04	4.09	429,221.85	6.272	81.85	660
6.500 - 6.999	152	70,767,199.54	11.44	465,573.68	6.794	82.09	653
7.000 - 7.499	148	63,526,803.26	10.27	429,235.16	7.247	80.62	649
7.500 - 7.999	224	101,132,264.32	16.35	451,483.32	7.757	81.18	640
8.000 - 8.499	156	59,604,853.11	9.63	382,082.39	8.222	82.13	626
8.500 - 8.999	211	87,646,560.63	14.17	415,386.54	8.764	83.56	623
9.000 - 9.499	116	39,641,117.22	6.41	341,733.77	9.256	84.64	611
9.500 - 9.999	107	30,070,092.63	4.86	281,028.90	9.703	84.03	597
10.000 - 10.499	63	9,708,671.61	1.57	154,105.90	10.225	85.46	584
10.500 - 10.999	28	4,867,581.67	0.79	173,842.20	10.736	78.81	562
11.000 - 11.499	9	910,950.00	0.15	101,216.67	11.151	83.23	584
11.500 - 11.999	5	650,097.46	0.11	130,019.49	11.784	71.08	527
12.000 - 12.499	1	145,530.00	0.02	145,530.00	12.000	70.00	527
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Maximum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Maximum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	782	$112,998,371.61	18.26%	$144,499.20	8.518%	82.35%	647
12.000 - 12.499	5	1,969,415.02	0.32	393,883.00	5.866	85.80	714
12.500 - 12.999	25	10,742,809.85	1.74	429,712.39	5.751	80.38	666
13.000 - 13.499	58	24,804,046.61	4.01	427,655.98	6.287	81.68	658
13.500 - 13.999	153	70,871,092.80	11.45	463,209.76	6.798	82.09	653
14.000 - 14.499	147	63,266,803.26	10.23	430,386.42	7.247	80.62	649
14.500 - 14.999	224	101,482,284.01	16.40	453,045.91	7.763	81.19	639
15.000 - 15.499	156	59,604,853.11	9.63	382,082.39	8.222	82.13	626
15.500 - 15.999	209	86,984,140.94	14.06	416,192.06	8.765	83.57	624
16.000 - 16.499	116	39,641,117.22	6.41	341,733.77	9.256	84.64	611
16.500 - 16.999	107	30,070,092.63	4.86	281,028.90	9.703	84.03	597
17.000 - 17.499	63	9,708,671.61	1.57	154,105.90	10.225	85.46	584
17.500 - 17.999	28	4,867,581.67	0.79	173,842.20	10.736	78.81	562
18.000 - 18.499	9	910,950.00	0.15	101,216.67	11.151	83.23	584
18.500 - 18.999	5	650,097.46	0.11	130,019.49	11.784	71.08	527
19.000 - 19.499	1	145,530.00	0.02	145,530.00	12.000	70.00	527
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

The Group II Mortgage Loans

Distribution by Initial Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Initial Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	782	$112,998,371.61	18.26%	$144,499.20	8.518%	82.35%	647
1.000	6	1,443,326.43	0.23	240,554.41	7.952	81.48	597
1.500	1,047	437,540,668.13	70.72	417,899.40	7.954	82.45	634
2.000	249	65,126,458.20	10.53	261,552.04	8.266	81.01	626
3.000	4	1,609,033.43	0.26	402,258.36	6.004	87.10	737
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Subsequent Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Subsequent Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	782	$112,998,371.61	18.26%	$144,499.20	8.518%	82.35%	647
1.000	6	1,443,326.43	0.23	240,554.41	7.952	81.48	597
1.500	1,296	502,667,126.33	81.24	387,860.44	7.994	82.26	633
3.000	4	1,609,033.43	0.26	402,258.36	6.004	87.10	737
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Next Rate Adjustment Date

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Next Rate Adjustment Date	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	782	$112,998,371.61	18.26%	$144,499.20	8.518%	82.35%	647
July 2006	4	1,609,033.43	0.26	402,258.36	6.004	87.10	737
June 2007	1	220,089.51	0.04	220,089.51	7.850	74.00	513
July 2007	2	190,253.22	0.03	95,126.61	8.806	88.34	694
September 2007	1	957,750.00	0.15	957,750.00	6.750	75.00	650
November 2007	2	681,400.42	0.11	340,700.21	8.147	90.57	635
December 2007	4	1,735,722.97	0.28	433,930.74	7.515	84.91	602
January 2008	20	9,334,106.30	1.51	466,705.32	8.233	84.55	611
February 2008	19	10,239,446.28	1.65	538,918.23	8.325	80.39	643
March 2008	33	14,155,300.46	2.29	428,948.50	8.298	82.65	634
April 2008	153	75,083,393.50	12.14	490,741.13	7.812	83.97	629
May 2008	253	138,457,752.05	22.38	547,263.84	7.859	82.83	640
June 2008	687	217,744,071.17	35.19	316,949.16	8.177	81.32	627
July 2008	63	18,046,399.90	2.92	286,450.79	8.010	81.29	651
August 2008	27	6,989,735.57	1.13	258,879.10	6.630	83.93	653
September 2008	13	3,749,322.92	0.61	288,409.46	6.222	81.40	678
October 2008	1	142,922.87	0.02	142,922.87	6.423	80.00	587
November 2008	4	385,024.83	0.06	96,256.21	7.122	66.08	592
December 2008	1	190,133.16	0.03	190,133.16	5.950	85.00	568
January 2009	1	440,553.21	0.07	440,553.21	5.500	60.68	661
April 2009	12	3,479,254.42	0.56	289,937.87	8.220	82.05	662
June 2009	3	1,175,800.00	0.19	391,933.33	8.190	85.74	641
July 2009	2	712,020.00	0.12	356,010.00	9.670	91.97	674
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

The Group II Mortgage Loans

Distribution by State

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Geographic Distribution	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
of Mortgaged Properties	Loans	Balance	Balance	Balance	Rate	LTV	Score
California	589	$271,882,713.24	43.94%	$461,600.53	7.872%	83.28%	646
Florida	217	47,488,579.21	7.68	218,841.38	8.485	81.83	626
New York	112	46,952,972.50	7.59	419,222.97	7.895	83.16	656
Texas	276	31,788,400.88	5.14	115,175.37	8.612	79.31	610
Massachusetts	56	21,574,922.36	3.49	385,266.47	7.953	83.41	630
Maryland	47	15,882,691.07	2.57	337,929.60	8.000	80.20	606
Arizona	62	15,798,657.19	2.55	254,817.05	8.255	78.73	623
New Jersey	52	15,778,048.73	2.55	303,424.01	8.159	83.12	624
Washington	50	14,389,081.65	2.33	287,781.63	8.051	80.36	621
Nevada	42	13,407,384.71	2.17	319,223.45	8.006	79.18	622
Other	585	123,774,406.26	20.00	211,580.18	8.350	81.69	626
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Occupancy Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Occupancy	Loans	Balance	Balance	Balance	Rate	LTV	Score
Primary	1,938	$582,099,387.83	94.08%	$300,360.88	8.039%	82.35%	635
Investment	99	24,928,098.28	4.03	251,798.97	8.853	81.48	635
Second Home	51	11,690,371.69	1.89	229,222.97	8.712	81.04	664
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Property Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Property Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Single Family Residence	1,512	$436,275,448.58	70.51%	$288,541.96	8.065%	82.08%	631
Detached PUD	278	82,398,024.75	13.32	296,395.77	8.134	81.98	630
2 Family	102	35,877,110.75	5.80	351,736.38	7.947	82.13	668
Condo	115	32,214,966.87	5.21	280,130.15	8.168	83.27	655
3 Family	25	14,203,960.23	2.30	568,158.41	8.543	86.17	659
Attached PUD	41	10,423,174.67	1.68	254,223.77	7.880	82.57	630
4 Family	14	7,105,082.44	1.15	507,505.89	8.393	86.83	687
Modular	1	220,089.51	0.04	220,089.51	7.850	74.00	513
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Loan Purpose

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Loan Purpose	Loans	Balance	Balance	Balance	Rate	LTV	Score
Purchase	1,175	$304,972,643.69	49.29%	$259,551.19	8.264%	83.89%	653
Refinance - Cashout	772	267,221,636.17	43.19	346,142.02	7.973	80.65	616
Refinance - Rate Term	141	46,523,577.94	7.52	329,954.45	7.546	81.23	632
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

The Group II Mortgage Loans

Distribution by Documentation Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Documentation Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Full	1,421	$387,544,487.24	62.64%	$272,726.59	7.829%	82.60%	625
Stated Documentation	615	212,339,682.30	34.32	345,267.78	8.567	81.72	655
Limited	52	18,833,688.26	3.04	362,186.31	7.916	82.44	635
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Credit Score

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Range of Credit Scores	Loans	Balance	Balance	Balance	Rate	LTV	Score
500 - 519	94	$15,017,067.52	2.43%	$159,756.04	9.160%	75.12%	510
520 - 539	105	22,612,663.98	3.65	215,358.70	8.917	78.97	529
540 - 559	106	28,099,105.36	4.54	265,085.90	8.688	80.49	551
560 - 579	134	34,256,539.24	5.54	255,645.82	8.724	81.36	569
580 - 599	215	49,522,426.03	8.00	230,336.87	8.548	81.14	589
600 - 619	286	85,657,972.56	13.84	299,503.40	8.014	82.26	609
620 - 639	279	80,291,976.57	12.98	287,784.86	8.226	84.29	629
640 - 659	285	95,220,313.13	15.39	334,106.36	7.860	82.67	649
660 - 679	232	81,581,607.94	13.19	351,644.86	7.778	83.53	669
680 - 699	131	49,283,419.91	7.97	376,209.31	7.568	82.71	690
700 - 719	90	33,330,821.94	5.39	370,342.47	7.515	82.08	708
720 - 739	46	14,706,522.74	2.38	319,707.02	7.691	81.46	729
740 - 759	50	18,253,472.47	2.95	365,069.45	7.892	83.20	748
760 - 779	20	5,423,330.59	0.88	271,166.53	8.087	84.11	767
780 - 799	13	4,934,491.21	0.80	379,576.25	7.849	81.97	785
800 or greater	2	526,126.61	0.09	263,063.31	6.552	80.00	802
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Prepayment Penalty Term

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Prepayment Penalty Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0	695	$193,873,582.84	31.33%	$278,954.80	8.638%	82.69%	635
12	93	43,116,690.91	6.97	463,620.33	8.070	81.32	658
24	939	311,442,576.48	50.34	331,674.74	7.847	82.98	630
36	361	70,285,007.57	11.36	194,695.31	7.619	78.70	648
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Distribution by Lien Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Lien Position	Loans	Balance	Balance	Balance	Rate	LTV	Score
1st Lien	1,750	$592,081,926.41	95.69%	$338,332.53	7.939%	81.49%	635
2nd Lien	338	26,635,931.39	4.31	78,804.53	11.311	99.94	652
Total:	2,088	$618,717,857.80	100.00%	$296,320.81	8.085%	82.29%	636

Deutsche Bank Contacts
Deutsche Bank Securities
ABS Banking
Ryan Stark	212-250-8473
Randal Johnson	212-250-1245
Anjali Mecklai	212-250-4214

ABS Structuring
Patrick Kim	212-250-3053

ABS Collateral
Steve Lumer	212-250-0115

Rating Agencies
Gulmira Karaguishiyeva —Moody’s	201-395-6354
Gulmira.Karaguishiyeva @moodys.com
David Glehan—S&P	212-439-7324
David_glehan@sandp.com